Exhibit 10.3

COLLATERAL AGENCY AGREEMENT

dated as of July 16, 2019

among

GRIZZLY NATURAL GAS, LLC,

as the Company,

the Grantors and Guarantors from time to time party hereto,

CITIBANK, N.A.,

as the First-Out Representative,

CITIBANK, N.A.,

as the Term B Representative,

the other Priority Lien Representatives from time to time party hereto

and

CITIBANK, N.A.,

as Collateral Agent

i

Exhibit A	[Form of] Additional Secured Debt Designation
Exhibit B	[Form of] Collateral Agency Joinder – Additional Debt
Exhibit C	[Form of] Collateral Agency Joinder – Additional Grantor

ii

This Collateral AGENCY Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of July 16, 2019 and is by and among GRIZZLY NATURAL GAS, LLC, a Kentucky limited liability company (the “Company”), the Grantors and Guarantors from time to time party hereto, CITIBANK, N.A., as First-Out Representative (as defined below), CITIBANK, N.A., as Term B Representative (as defined below), CITIBANK, N.A., as Collateral Agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”), and any Priority Lien Representative of a Series of Priority Lien Debt that executes and delivers a Collateral Agency Joinder.

RECITALS

The Company, Grizzly Energy, LLC, a Delaware limited liability company (the “Parent”), Citibank, N.A., as administrative agent, the Collateral Agent and the lenders and other agents party thereto, have entered into the Senior Credit Facility (as defined below) which will be First-Out Debt for purposes of this Agreement.

The Company, the Parent, CITIBANK, N.A., as administrative agent, the Collateral Agent and the lenders and other agents party thereto, have entered into the Term Loan Credit Facility (as defined below) which will be Priority Lien Debt for purposes of this Agreement.

The Company, the Grantors and the Guarantors have secured (or intend to secure) their “Obligations” under and as defined in the Term Loan Credit Facility, the Senior Credit Facility, any future Priority Lien Debt and any other Priority Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Security Instruments.

This Agreement sets forth the terms on which each Secured Party (other than the Collateral Agent) has appointed the Collateral Agent to act as the collateral agent for the present and future holders of the Priority Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Agent or the subject of the Security Instruments, and to enforce the Security Instruments and all interests, rights, powers and remedies of the Collateral Agent with respect thereto or thereunder and the proceeds thereof.

Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

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AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1            Defined Terms. The following terms will have the following meanings:

“Additional Priority Lien Debt” has the meaning set forth in Section 3.8(b).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Laws” means the Bankruptcy Code or any other supranational, national federal, provincial or state law for the relief of debtors.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the manager or managers, the managing member or members or any controlling committee of managers or managing members thereof and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Cash Management Arrangement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Collateral” means all of the Company or a Grantor’s right, title and interest in, to and under any assets or property, whether real, personal or mixed, wherever located and whether now existing or hereafter arising as to which a Lien has been granted to the Collateral Agent to secure (or to purportedly secure) any or all of the Priority Lien Obligations, and shall include the “Collateral” or “Mortgaged Property” as defined in any Security Instrument.

“Collateral Agency Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Priority Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.

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“Collateral Agent” has the meaning set forth in the preamble.

“Collateral Agent Fee Letter” shall mean that certain fee letter dated on or about the date hereof, by and between the Company and the Collateral Agent.

“Collateral Estate” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Priority Lien Representative” means (a) at any time prior to the earlier of (i) the Shifting Control Date, and (ii) the date of the Discharge of First-Out Obligations, the Senior Credit Facility Agent or (b) on or any time after the earlier of (i) the Shifting Control Date and (ii) the date of the Discharge of First-Out Obligations, the Priority Lien Representative for the Required Term B Debtholders.

“Debt” shall have the meaning assigned to such term in the Senior Credit Facility.

“DIP Financing” has the meaning set forth in Section 2.4(d).

“DIP Financing Liens” has the meaning set forth in Section 2.4(d).

“DIP Lenders” has the meaning set forth in Section 2.4(c).

“Discharge of Term B Obligations” means the occurrence of all of the following:

(a)       termination or expiration of all commitments to extend credit that would constitute Term B Obligations;

(b)       payment in full in cash of the principal of and interest and premium (if any) on all Term B Obligations; and

(c)       payment in full in cash of all other Term B Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (a) and (b) above shall have occurred;

provided that, if, at any time after the Discharge of Term B Obligations has occurred, the Company or any Guarantor enters into any Term B Document evidencing a Term B Obligation which incurrence is not prohibited by the applicable Priority Lien Documents, then such Discharge of Term B Obligations shall automatically be deemed not to have occurred for all purposes hereof with respect to such new Term B Obligation (other than with respect to any actions previously taken as a result of the occurrence of such first Discharge of Term B Obligations), and, from and after the date on which the Company designates such Debt as Term B Obligations in accordance herewith, the obligations under such Term B Document shall automatically and without any further action be treated as Term B Obligations for all purposes hereof, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

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“Discharge of First-Out Obligations” means the occurrence of all of the following:

(a)       termination or expiration of all commitments to extend credit that would constitute First-Out Obligations;

(b)       payment in full in cash of the principal of and interest and premium (if any) on all First-Out Obligations (other than any undrawn letters of credit);

(c)       discharge or cash collateralization at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of any First-Out Credit Facility of all outstanding letters of credit constituting First-Out Obligations;

(d)       (i) the termination of all First-Out Hedging Agreements and the payment in full in cash of all First-Out Hedging Obligations that are secured by a Priority Lien in connection therewith, including any close-out amounts, (ii) the novation of all transactions entered into thereunder or pursuant thereto on terms and to counterparties acceptable to the applicable First-Out Hedging Counterparties or (iii) the establishment of other arrangements with respect to such First-Out Hedging Obligations as may be acceptable to the applicable First-Out Hedging Counterparties and which shall permit the release of the Priority Lien securing such First-Out Hedging Obligations, and which shall be communicated to the Collateral Agent by the applicable First-Out Hedging Counterparty and the applicable Company, Grantor or Guarantor); and

(e)       payment in full in cash of all other First-Out Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (a), (b), (c) and (d) above shall have occurred;

provided that, if, at any time after the Discharge of First-Out Obligations has occurred, the Company or any Guarantor enters into any First-Out Document evidencing a First-Out Obligation which incurrence is not prohibited by the applicable Priority Lien Documents, then such Discharge of First-Out Obligations shall automatically be deemed not to have occurred for all purposes hereof with respect to such new First-Out Obligation (other than with respect to any actions previously taken as a result of the occurrence of such first Discharge of First-Out Obligations), and, from and after the date on which the Company designates such Debt as First-Out Obligations, the obligations under such First-Out Document shall automatically and without any further action be treated as First-Out Obligations for all purposes hereof, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any Term B Obligations shall be deemed to have been at all times Term B Obligations and at no time First-Out Obligations.

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“Discharge of Priority Lien Obligations” means the occurrence of the Discharge of First-Out Obligations and the Discharge of Term B Obligations.

“Enforcement Action” means, with respect to any Series of Priority Lien Debt, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Lien Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of the Company or any Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the Priority Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Company or any Guarantor or any assets of the Company or any Guarantor; provided that the exercise of any netting or setoff rights, acceleration, termination, liquidation, novation, declaration of defaults or termination events, in each case by a First-Out Hedging Counterparty in connection with their First-Out Hedging Agreements shall not be an Enforcement Action.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Financial Officer” of any Person means the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person.

“First-Out Cash Management Arrangements” means a Cash Management Arrangement with a Treasury Management Bank (as defined in the Senior Credit Facility) which creates First-Out Cash Management Obligations.

“First-Out Cash Management Obligations” means all obligations owing to any Treasury Management Bank under any Cash Management Arrangement.

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“First-Out Commitments” means the “Commitments” as defined in the First-Out Credit Facility.

“First-Out Credit Facility” means the Senior Credit Facility or any other credit facility with respect to Debt that refunds, refinances or replaces the Senior Credit Facility or any other credit facility with respect to Additional Priority Lien Debt that is designated as being First-Out Debt pursuant to Section 3.8 hereof, in each case, in whole or in part from time to time following the date hereof; provided that in the case of any other such Debt, such Debt complies with the definition of First-Out Debt.

“First-Out Debt” means (a) Debt under the Senior Credit Facility (including the undrawn amount of letters of credit whether or not then available to be drawn) and any guarantees thereof, (b) First-Out Cash Management Obligations, (c) First-Out Hedging Obligations and (d) Debt under any other First-Out Credit Facility (including the undrawn amount of letters of credit whether or not then available to be drawn) and any guarantees thereof that are permitted to be incurred and so secured under the terms of each applicable Priority Lien Document; provided, in the case of this clause (d), that

(i)       on or prior to the incurrence of such Debt, such Debt is designated by the Company, in an Officer’s Certificate delivered to each Priority Lien Representative and the Collateral Agent, as both “Priority Lien Debt” and “First-Out Debt” for the purposes of the Priority Lien Documents;

(ii)       the Senior Credit Facility Agent under such First-Out Credit Facility shall have duly executed and delivered to the Collateral Agent on behalf of itself and all holders of Debt thereunder (A) an Additional Secured Debt Designation and (B) a Collateral Agency Joinder; and

(iii)       all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such Debt are satisfied (and the satisfaction of such requirements and the other provisions of this clause (d) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such debt constitutes First-Out Debt).

“First-Out Documents” means, collectively, the documentation in respect of the Senior Credit Facility (including any other First-Out Credit Facility in respect thereof), each First-Out Hedging Agreement and each First-Out Cash Management Arrangement pursuant to which any First-Out Debt is incurred and secured in accordance with the terms of each applicable Priority Lien Document, and the Security Instruments related thereto (other than any Security Instruments that do not secure First-Out Obligations).

“First-Out Hedging Agreements” has the meaning assigned to the term “Secured Swap Agreement” in the Senior Credit Facility.

“First-Out Hedging Counterparty” has the meaning assigned to the term “Secured Swap Provider” in the Senior Credit Facility.

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“First-Out Hedging Counterparty Majority” means the Majority Swap Providers (as defined in the Senior Credit Facility).

“First-Out Hedging Obligations” means all obligations owing to any First-Out Hedging Counterparty under any First-Out Hedging Agreements.

“First-Out Obligations” means the First-Out Debt and all other Obligations (as defined in the applicable First-Out Document) in respect thereof.

“First-Out Representative” means (a) in the case of the Senior Credit Facility (and First-Out Hedging Obligations and First-Out Cash Management Obligations constituting First-Out Obligations thereunder), the Senior Credit Facility Agent or (b) in the case of any other First-Out Credit Facility (and First-Out Hedging Obligations and First-Out Cash Management Obligations constituting First-Out Obligations thereunder), the agent, trustee or other counterparty who is appointed as a representative of such First-Out Debt (for purposes related to the administration of the applicable Security Instruments) pursuant to such First-Out Credit Facility and that executes and delivers an Additional Secured Debt Designation and a Collateral Agency Joinder in accordance therewith.

“First-Out Secured Parties” means each holder of a First-Out Obligation, including each First-Out Representative and the Collateral Agent.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means each of and “Grantors” means, collectively, the Company and the Guarantors and any other Person (if any) that at any time provides collateral security for any Priority Lien Obligations.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt or other obligations (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person who has Guaranteed payment of any Priority Lien Obligations, and their respective successors and assigns.

“Hedging Agreements” means any agreement with respect to any swap, put, collar, call, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, managers, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

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“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless other indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Company and its subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Company and its subsidiaries.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities and any liability related to tax withholding), obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Instruments, including any of the foregoing relating to the use of proceeds of any Priority Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Parent, the Company, any Subsidiary of the Company or any Grantor or Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought, and any fees or expenses (including out-of-pocket attorneys’ fees and expenses and court costs) incurred by any Indemnitee in enforcing the indemnity).

“Insolvency or Liquidation Proceeding” means:

(a)       any case or proceeding commenced by or against the Parent, the Company, any Grantor or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Parent, the Company, any Grantor or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Parent, the Company, any Grantor or any Guarantor or any similar case or proceeding relative to the Parent, the Company, any Grantor or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Parent, the Company, any Grantor or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

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(c)       any other proceeding of any type or nature in which substantially all claims of creditors of the Parent, the Company, any Grantor or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Company and its subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Officer’s Certificate” means a certificate signed by an officer of the Company, who must be either the principal executive officer or a Financial Officer, as applicable, including:

(a)       a statement that the Person making such certificate has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by any of the Company and its subsidiaries, as the context requires.

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“Parent” means Grizzly Energy, LLC, a Delaware limited liability company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Priority Lien” means a first priority Lien (subject in priority only to Excepted Liens (as defined in the Senior Credit Facility) that may have priority by operation of applicable law) granted by any Grantor in favor of the Collateral Agent pursuant to a Security Instrument, at any time, upon any property of the Company or such Grantor to secure Priority Lien Obligations.

“Priority Lien Debt” means, collectively, First-Out Debt and Term B Debt.

“Priority Lien Debt Default” means any “Event of Default” or “Termination Event” under any Priority Lien Document or any similar event or condition (with or without the giving of notice and whether or not notice has been given) which, under the terms of any Priority Lien Document governing any Series of Priority Lien Debt, in each case after giving effect to any applicable grace periods, causes (or permits holders of Priority Lien Debt outstanding thereunder to cause) the Priority Lien Debt outstanding thereunder to become immediately due and payable.

“Priority Lien Documents” means, collectively, the Term B Documents and the First-Out Documents.

“Priority Lien Obligations” means Priority Lien Debt and all other obligations (as defined under the applicable Priority Lien Document) in respect thereof, including all obligations for amounts payable to the Collateral Agent (including for expenses and indemnities) under this Agreement and the other Priority Lien Documents.

“Priority Lien Representative” means (a) in the case of the Term B Debt, the Term B Representative, (b) in the case of the Senior Credit Facility or any other First-Out Credit Facility in respect thereof (and First-Out Hedging Obligations and First-Out Cash Management Obligations constituting First-Out Obligations thereunder), the First-Out Representative or (c) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt or counterparty who (A) is appointed as a Priority Lien Representative of such Series of Priority Lien Debt (for purposes related to the administration of the applicable Security Instruments) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity and (B) has executed and delivered an Additional Secured Debt Designation and a Collateral Agency Joinder in accordance herewith.

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“Priority Lien Representative for the Required Term B Debtholders” means the Term B Representative or such other Person expressly designated as such by action of the Required Term B Debtholders.

“Priority Lien Secured Party” means each holder of Priority Lien Obligations, the Collateral Agent and each Priority Lien Representative.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Purchase Event” has the meaning assigned to such term in Section 2.5.

“Purchasers” has the meaning assigned to such term in Section 2.5.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Agent in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Required Term B Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Term B Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Term B Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Required First-Out Debtholders” means (a) for so long as no loans or letters of credit are outstanding and there are no First-Out Commitments in effect under the Senior Credit Facility, the First-Out Hedging Counterparty Majority and (b) at such time as there are then loans or letters of credit outstanding or First-Out Commitments are in effect under the Senior Credit Facility, the holders of a majority of the sum of the aggregate principal amount of loans outstanding, letters of credit and of available First-Out Commitments under the Senior Credit Facility.

“Required Priority Lien Debtholders” means, collectively, the Required Term B Debtholders and the Required First-Out Debtholders.

“Security Instruments” means this Agreement, each Collateral Agency Joinder and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements or other grants or transfers for security executed and delivered by the Company, any Grantor or any Guarantor creating (or purporting to create) a Priority Lien upon Collateral in favor of the Collateral Agent, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

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“Senior Credit Facility” means that certain Fifth Amended and Restated Credit Agreement, dated as of July 16, 2019, as amended, amended and restated, supplemented or otherwise modified, among the Company, the Parent, the lenders party thereto, the Collateral Agent and Citibank, N.A., as administrative agent, together with all related notes, letters of credit, bankers acceptances, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented or restated or replaced, refunded or refinanced in whole from time to time by any other First-Out Credit Facility, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or any group of any of the foregoing. For the avoidance of doubt, “Senior Credit Facility” shall include any other First-Out Credit Facility which refinances the Senior Credit Facility.

“Senior Credit Facility Agent” means, initially, Citibank, N.A., in its capacity as the administrative agent under the Senior Credit Facility, and any other agent or representative of the First-Out Secured Parties then most recently designated in accordance with the applicable provisions of the Senior Credit Facility, together with its successors in such capacity, for purposes of administration of collateral matters with respect to the Senior Credit Facility (and First-Out Hedging Obligations and First-Out Cash Management Obligations constituting First-Out Obligations thereunder).

“Series of Priority Lien Debt” means, severally, the Senior Credit Facility, the Term Loan Credit Facility and each other issue or series of Priority Lien Debt.

“Shifting Control Date” means the date upon which (a) the acceleration of any Priority Lien Debt has occurred and is continuing and (b) the Priority Lien Representative for the Required Term B Debtholders delivers written notice to the Senior Credit Facility Agent and the Collateral Agent (in accordance with Section 7.6 and specifying both the first day and the last day of the corresponding Standstill Period) that (1) the conditions under clause (a) have been met, (2) the Standstill Period has expired and (3) the Required Term B Debtholders wish to commence or continue an Enforcement Action pursuant to the terms hereof.

“Standstill Period” means the period of 120 consecutive days commencing on the date on which the Priority Lien Representative for the Required Term B Debtholders has delivered a notice to the Priority Lien Representative for the First-Out Debtholders that the acceleration of any Priority Lien Debt has occurred and is continuing; provided that such period shall be extended so long as the Senior Credit Facility Agent has instructed (or shall be seeking relief from any stay or other prohibition in any Insolvency or Liquidation Proceeding otherwise precluding the Senior Credit Facility Agent from instructing) the Collateral Agent to commence an Enforcement Action under the terms of the Collateral Agency Agreement, and the Collateral Agent (acting at the written direction of the Senior Credit Facility Agent as the then Controlling Priority Lien Representative) is diligently pursuing (or shall be seeking relief from any stay or other prohibition in any Insolvency or Liquidation Proceeding otherwise precluding the Collateral Agent from so diligently pursuing) an Enforcement Action against a material portion of the Collateral.

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“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, when used herein the term “Subsidiary” shall refer to a Subsidiary of the Company.

“Term B Credit Facility” means the Term Loan Credit Facility or any other credit facility with respect to Debt that refunds, refinances or replaces the Term Loan Credit Facility or any other credit facility with respect to Additional Priority Lien Debt that is designated as being Term B Debt pursuant to Section 3.8 hereof, in each case, in whole or in part from time to time following the date hereof; provided that in the case of any other such Debt, such Debt complies with the definition of Term B Debt.

“Term B Debt” means (a) the Loans (as defined in the Term Loan Credit Facility) and any guarantees thereof that are secured equally and ratably with the Term B Obligations by a Priority Lien that is permitted to be incurred and so secured under the terms of each applicable Priority Lien Document. and (b) Debt under any other Term B Credit Facility and any guarantees thereof that are permitted to be incurred and so secured under the terms of each applicable Priority Lien Document; provided, in the case of this clause (b), that

(i)       on or prior to the incurrence of such Debt, such Debt is designated by the Company, in an Officer’s Certificate delivered to each Priority Lien Representative and the Collateral Agent, as both “Priority Lien Debt” and “Term B Debt” for the purposes of the Priority Lien Documents;

(ii)       the agent under such Term B Credit Facility shall have duly executed and delivered to the Collateral Agent on behalf of itself and all holders of Debt thereunder (A) an Additional Secured Debt Designation and (B) a Collateral Agency Joinder; and

(iii)       all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such Debt are satisfied (and the satisfaction of such requirements and the other provisions of this clause (b) will be conclusively established, absent manifest error, if the Company delivers to the Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such debt constitutes Term B Debt).

“Term B Documents” means the Loan Documents (as defined in the Term Loan Credit Facility) and any additional credit agreement or other agreement pursuant to which any other Term B Debt is incurred and secured in accordance with the terms of each applicable Priority Lien Document, and the Security Instruments related thereto (other than any Security Instruments that do not secure Term B Obligations).

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“Term B Obligations” means, the Term B Debt and all other obligations (as defined under the applicable Term B Document) in respect thereof.

“Term B Representative” means Citibank, N.A., as administrative agent.

“Term B Secured Parties” means each holder of a Term B Obligation, including each Term B Representative and the Collateral Agent.

“Term Loan Credit Facility” means that certain Term Loan Credit Agreement, dated as of the date hereof, as amended, amended and restated, supplemented or otherwise modified, among the Company, the Parent, the lenders party thereto, the Collateral Agent and Citibank, N.A., as administrative agent, together with all related notes, bankers acceptances, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented or restated or replaced, refunded or refinanced in whole from time to time by any other Term B Credit Facility, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or any group of any of the foregoing. For the avoidance of doubt, “Term Loan Credit Facility” shall include any other Term B Credit Facility which refinances the Term Loan Credit Facility.

“Term Loan Credit Facility Documents” means the Term Loan Credit Facility, the Loan Documents (as defined in the Term Loan Credit Facility), this Agreement and the Security Instruments.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any collateral.

Section 1.2            Rules of Interpretation.

(a)           All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Senior Credit Facility as in effect on the date hereof.

(b)           Unless otherwise indicated, (i) any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement and (ii) any reference to any enactment will be deemed to include a reference to that enactment as re-enacted, amended or extended from time to time and to any successor enactment.

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(c)           The use in this Agreement or any of the other Security Instruments of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined.

(d)           References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)           Any references contained herein to any section, clause, paragraph, definition or other provision of the Senior Credit Facility, the Term Loan Credit Facility or other Priority Lien Documents (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Senior Credit Facility, the Term Loan Credit Facility or other Priority Lien Documents (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Senior Credit Facility, the Term Loan Credit Facility or other Priority Lien Documents, as applicable. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Security Instruments will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Instruments.

Article 2
THE priority lien debt

Section 2.1            Priority Lien Debt.

To secure the payment of the Priority Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors, each Priority Lien Representative and each other Priority Lien Secured Party hereby confirms the grant of Liens in favor of the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, under this Agreement for the benefit of all current and future Priority Lien Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Agent by each Grantor under any Security Instrument for the benefit of the Priority Lien Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Security Instruments, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Collateral Estate”).

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The Collateral Agent and its successors and permitted assigns under this Agreement will hold the Collateral Estate for the benefit solely and exclusively of all current and future Priority Lien Secured Parties as security for the payment of all present and future Priority Lien Obligations.

Notwithstanding the foregoing, if at any time:

(a)           all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

(b)           the Collateral Agent holds no other property as part of the Collateral Estate;

(c)           the Discharge of Priority Lien Obligations has occurred;

(d)           no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Documents) is outstanding and payable under this Agreement to the Collateral Agent or any of its agents (whether in an individual or representative capacity); and

(e)           the Company delivers to the Collateral Agent an Officer’s Certificate stating that all Priority Liens of the Collateral Agent have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Grantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then this Agreement and any other Security Instruments then in effect and the Collateral Estate arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.17), except that all provisions under any Priority Lien Documents that are expressly stated to survive termination of any Priority Lien Documents that are enforceable by the Collateral Agent or any of its agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further agree that the Collateral Estate will be held and distributed by the Collateral Agent subject to the further agreements herein.

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Section 2.2           Collateral Shared Equally and Ratably.

(a)       The parties to this Agreement agree that the payment and satisfaction of all of the Priority Lien Obligations will be secured equally and ratably by the Priority Lien established in favor of the Collateral Agent for the benefit of the Priority Lien Secured Parties, notwithstanding the time of incurrence of any Priority Lien Obligations or time or method of creation or perfection of any Priority Liens securing such Priority Lien Obligations and notwithstanding any provision of the UCC or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Company or any other Grantor, it being the intent of the parties that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any other Grantor to secure any Priority Lien Obligations, whether or not upon property otherwise constituting collateral for such Priority Lien Obligations, and that all such Priority Liens will be enforceable by the Collateral Agent for the benefit of all Priority Lien Secured Parties equally and ratably.

(b)       Notwithstanding anything herein to the contrary, the First-Out Representative, the Issuing Bank (as defined in the Senior Credit Facility), or the applicable First-Out Hedging Counterparty will have the exclusive right to deal with that portion of the Collateral consisting of cash collateral held to cash collateralize letter of credit obligations under the Senior Credit Facility or amounts received in connection with setoff or net-off amounts with respect to transactions governed by any First-Out Hedging Agreements, including exercising rights under control agreements with respect to such accounts.

Section 2.3           Similar Collateral and Agreements. Except as otherwise set forth herein, the parties to this Agreement agree that it is their intention that the Collateral securing the Priority Lien Obligations be identical. In furtherance of the foregoing, unless the Company otherwise elects, the parties hereto agree that the Priority Lien Obligations shall be secured by the same set of Security Instruments granting liens and security interests in favor of the Collateral Agent, for the benefit of all of the Priority Lien Secured Parties.

Section 2.4            Insolvency Matters.

(a)       The Collateral Agent (on behalf of the First-Out Secured Parties) and the First-Out Representative, for itself and on behalf of the First-Out Secured Parties, and the Collateral Agent (on behalf of the Term B Secured Parties) and the Term B Representative for itself and on behalf of the Term B Secured Parties, acknowledges and agrees that because of, among other things, their differing rights to payment of the proceeds of the Collateral, the First-Out Obligations are fundamentally different from the Term B Obligations, are not substantially similar to the Term B Obligations within the meaning of Bankruptcy Code Section 1122(a), and must be separately classified from the Term B Obligations in any plan of reorganization proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Out Secured Parties and the Term B Secured Parties in respect of the Collateral constitute only one secured claim or are properly classified in one class (rather than separate claims or classes of secured claims), then each of the Priority Lien Secured Parties hereby acknowledges and agrees that all distributions shall be made in accordance with Section 3.4 of this Agreement and the First-Out Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs, expenses, premiums, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Term B Secured Parties, with the Collateral Agent (on behalf of the Term B Secured Parties) and the Term B Secured Parties acknowledging and agreeing to turn over to the First-Out Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this section and this Agreement, even if such turnover has the effect of reducing the claim or recovery of the Term B Secured Parties.

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(b)       None of any Term B Representative or any other Term B Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement (including but not limited to Sections 2.4 and 3.4), other than with the prior written consent of the Priority Lien Representative for the Required First-Out Debtholders or to the extent any such plan is accepted by the percentage (both in amount and number) of the First-Out Secured Parties required for First-Out Secured Parties’ class to be an accepting class under section 1126(c) of the Bankruptcy Code without taking into consideration any votes in that class on account of claims that are not First-Out Obligations. Furthermore, none of any Term B Representative or any other Term B Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall object to or contest (or support any other party in objection or contesting) a plan of reorganization or other dispositive restructuring plan on the grounds that the First-Out Obligations and Term B Obligations are classified separately.

(c)       The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Parent, the Company or any subsidiary of the Company. All references in this Agreement to the Parent, the Company or any subsidiary of the Company or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.

(d)       If the Parent, the Company or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Term B Representative, for itself and on behalf of each Term B Secured Party, agrees that neither it nor any other Term B Secured Party will raise any objection, contest or oppose, and each Term B Secured Party will waive any claim such Person may now or hereafter have, to any such DIP Financing or to the Liens on the Collateral securing such DIP Financing (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the First-Out Representative or the First-Out Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral, (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (A) the amount of First-Out Obligations refinanced with the proceeds thereof and (B) the greater of (I) $65 million and (II) 20% of the sum of (x) the aggregate amount of indebtedness for borrowed money constituting principal outstanding under the First-Out Documents plus (y) the aggregate face amount of any letters of credit issued and outstanding under the First-Out Documents on the date of the commencement of such Insolvency or Liquidation Proceeding, or (iii) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are (x) senior to the Liens on the Collateral securing the Priority Lien Obligations, the Term B Representative will, for itself and on behalf of the other Term B Secured Parties, (A) agree to permit the Collateral Agent to subordinate the Liens on the Collateral securing the Term B Obligations to the DIP Financing Liens on the terms to which the First-Out Representative has agreed to subordinate the First-Out Obligations and (B) confirm that such Collateral shall be subject to Section 3.4 and (y) pari passu to the Liens on the Collateral securing the Priority Lien Obligations, the Term B Representative will, for itself and on behalf of the other Term B Secured Parties, confirm that such Collateral shall be subject to Section 3.4, in each case so long as the Collateral Agent, on behalf of the Term B Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding.

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(e)       The Term B Representative, for itself and on behalf of each Term B Secured Party agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) and if requested, will consent to a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First-Out Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral provided that (i) all Liens securing the Priority Lien Obligations will attach to the proceeds of the sale subject to Section 3.4 or (ii) the net cash proceeds of any Disposition under Section 363(b) of the Bankruptcy Code are permanently applied to the DIP Financing or to the Priority Lien Obligations pursuant to Section 3.4.

(f)       The Term B Representative, for itself and on behalf of each other Term B Secured Party waives any claim that may be had against the First-Out Representative or any other First-Out Secured Party arising out of any DIP Financing Liens or administrative expense priority under Section 364 of the Bankruptcy Code (in each case that is granted in a manner that is consistent with this Agreement).

(g)       The Term B Representative, for itself and on behalf of each other Term B Secured Party, agrees that neither the Term B Representative nor any other Term B Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief), including for payment of Post-Petition Interest, based upon adequate protection of their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the First-Out Representative or any other First-Out Secured Party for adequate protection, including for payment of Post-Petition Interest, or (ii) any objection by the First-Out Representative or any other First-Out Secured Party to any motion, relief, action or proceeding based on the First-Out Representative or First-Out Secured Parties claiming a lack of adequate protection, provided that:

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(1)          The First-Out Representative, for itself on behalf of each other First-Out Secured Party, covenants and agrees that to the extent the First-Out Representative or any other First-Out Secured Party seeks and obtains relief granting adequate protection in the form of a replacement lien, adequate protection payments or additional collateral granted to, or for the benefit of, the First-Out Secured Parties, then such party shall, and shall take all action necessary to cause the First-Out Representative and the Collateral Agent to, provide the benefits of such relief to the Term B Secured Parties (on the terms and subject to the conditions of this Agreement, including Section 3.4);

(2)           the Term B Secured Parties may freely seek and obtain relief granting adequate protection in the form of superpriority claims to the same extent granted to the First-Out Secured Parties (on the terms and subject to the conditions of this Agreement, including Section 3.4); and

(3)           the Term B Secured Parties may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First-Out Obligations.

(h)       To the extent the Term B Obligations and the First-Out Obligations are classified in the same class under a plan of reorganization, the Term B Representative, for itself and on behalf of each of the other of the Term B Secured Parties waives any claim it or any such other Term B Secured Party may now or hereafter have against the First-Out Representative or any other First-Out Secured Party (or their representatives) arising out of any election by the First-Out Representative or any First-Out Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(i)       [Reserved].

(j)       The Term B Representative, for itself and on behalf of each other Term B Secured Party, agrees that neither the Term B Representative nor any other Term B Secured Party shall seek relief (or support any other party seeking relief), pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the First-Out Representative.

(k)       The Term B Representative, for itself and on behalf of each other Term B Secured Party, agrees that neither the Term B Representative nor any other Term B Secured Party shall oppose or seek to challenge any claim by the First-Out Representative or any other First-Out Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First-Out Obligations consisting of Post-Petition Interest or cash collateralization of all letters of credit to the extent of the value of the Liens securing the Priority Lien Obligations (it being understood that such value will be determined without regard to the existence of the Term B Obligations).

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(l)       Without the express written consent of the First-Out Representative, none of the Term B Representative or any other Term B Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any First-Out Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the First-Out Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(m)       Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each Priority Lien Representative for themselves and on behalf of their respective Priority Lien Secured Parties agrees that, any distribution or recovery they may receive in respect of any Collateral (including assets that would constitute Collateral but for such determination) shall be segregated and held in trust and forthwith paid over to the Collateral Agent in the same form as received without recourse, representation or warranty (other than a representation of such Priority Lien Representative that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct in order to comply with Section 3.4.

(n)       The Term B Representative, for itself and on behalf of each other Term B Secured Party, hereby agrees that the First-Out Representative shall have the right to credit bid the First-Out Obligations and further that none of the Term B Representative or any other Term B Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the First-Out Representative. The Term B Secured Parties may credit bid, or instruct the Term B Representative to credit bid the Term B Obligations in accordance with Sections 363(k) or 1129 of the Bankruptcy Code or any other applicable law, only if such bid includes a cash payment sufficient to provide for the Discharge of First-Out Obligations and the Discharge of First-Out Obligations occurs immediately after giving effect to such credit bid, or if the First-Out Representative otherwise consents in writing.

(o)       Without the consent of the First-Out Representative in its sole discretion, the Term B Representative, for itself and on behalf of each other Term B Secured Party agrees neither the Term B Representative nor any Term B Secured Party shall commence or join with any parties to commence an involuntary bankruptcy petition for the Company or any of its subsidiaries, or support entry of an order for relief in any involuntary bankruptcy proceedings against the Company or any of its subsidiaries, or seek the appointment of an examiner or a trustee for the Company or any of its subsidiaries.

(p)       The Term B Representative, for itself and on behalf of each other Term B Secured Party waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any First-Out Secured Party or any of the Collateral.

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Section 2.5            Purchase Right. Without prejudice to the enforcement of the First-Out Secured Parties’ remedies, the First-Out Secured Parties agree that following the first to occur of (a) the acceleration of the First-Out Obligations in accordance with the terms of the applicable First-Out Credit Facility, (b) the commencement of an Insolvency or Liquidation Proceeding (which, in the case of an involuntary proceeding, shall continue undismissed for 30 days, unless an order or decree approving or ordering the foregoing shall be entered) or (c) after the occurrence of the Zero Exposure Effective Date (as defined in the Senior Credit Facility), a Priority Lien Default occurs and the First-Out Hedging Counterparty Majority directs the Collateral Agent to pursue remedies (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the holders of the Term B Debt or any of their designated Affiliates (the “Purchasers”) may request by written notice to each First-Out Representative and the First-Out Secured Parties hereby offer such Purchasers the option, to purchase all, but not less than all, of the aggregate amount of outstanding First-Out Obligations (including unfunded commitments under any First-Out Document) outstanding at the time of purchase at par, plus (i) any premium that would be applicable upon prepayment of the First-Out Obligations and accrued and unpaid interest, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, at the applicable post-default rate or post-termination event rate and fees (including breakage costs), (ii) in the case of any First-Out Hedging Obligations, such First-Out Hedging Agreements shall either be terminated or novated to the Purchasers (or another person designated by such Purchasers which may be an affiliate of the Purchasers) on terms (including, without limitation, any novation fee) acceptable in the sole discretion of the applicable First-Out Hedging Counterparty or other arrangements acceptable in the sole discretion of the applicable First-Out Hedging Counterparty shall have been made and all amounts payable to such First-Out Hedging Counterparty in relation thereto shall have been paid in full, (iii) if applicable, the cash collateral to be furnished to the First-Out Secured Parties providing letters of credit under the First-Out Documents in such amounts (not to exceed 105% thereof) as such First-Out Secured Party determines is reasonably necessary to secure such First-Out Secured Party in connection with any such outstanding and undrawn letters of credit) and (iv) in the case of any First-Out Obligations in respect of Cash Management Arrangements, the amount that would be payable to First-Out Secured Parties, including all amounts payable as a result of the termination (or early termination) thereof, in any event, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to customary assignment documentation). Promptly following the receipt of such notice, each First-Out Representative will deliver to the Term B Representative a statement of the amount of the First-Out Obligations provided by the First-Out Secured Parties represented by such First-Out Representative, if any, then outstanding and the amount of the cash collateral requested by such First-Out Representative to be delivered pursuant to the applicable First-Out Documents. If such right is exercised, the First-Out Secured Parties and the Term B Secured Parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Term B Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the First-Out Representatives and the purchasing Term B Secured Parties. If none of the Term B Secured Parties timely exercises such right the Term B Secured Parties shall have no further obligations pursuant to this Section 2.5 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First-Out Documents and this Agreement. Each First-Out Secured Party will retain all rights to indemnification provided in the relevant First-Out Document for all claims and other amounts relating to the period prior to the purchase of the First-Out Obligations pursuant to this Section 2.5.

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Article 3
OBLIGATIONS AND POWERS OF COLLATERAL AGENT

Section 3.1            Appointment and Undertaking of the Collateral Agent.

(a)           Each Priority Lien Secured Party (other than the Collateral Agent) acting through its respective Priority Lien Representative and/or by its acceptance of the Security Instruments hereby appoints the Collateral Agent to serve as collateral agent hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will, as collateral agent, for the benefit solely and exclusively of the present and future Priority Lien Secured Parties, acting at the written direction of the Controlling Priority Lien Representative (other than with respect to (a)(6)(ii) below, which action may be taken without written direction of the Controlling Priority Lien Representative):

(1)           accept, enter into, hold, maintain, administer and enforce all Security Instruments to which the Collateral Agent is a party, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Instruments to which it is a party and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Instruments (including in connection with any Enforcement Action or Insolvency or Liquidation Proceeding);

(2)          take all lawful and commercially reasonable actions permitted under the Security Instruments that may be necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)          deliver and receive notices pursuant to this Agreement and the Security Instruments to which it is a party;

(4)          sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, take any Enforcement Action, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Instruments and its other interests, rights, powers and remedies;

(5)          remit as provided in Section 3.4 all cash proceeds received by the Collateral Agent from an Enforcement Action under the Security Instruments or any of its other interests, rights, powers or remedies or otherwise received by it in accordance with this Agreement;

(6)          execute and deliver (i) amendments and supplements to the Security Instruments as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate and (ii) acknowledgements of Collateral Agency Joinders delivered pursuant to Section 3.8 or 7.16 hereof; and

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(7)           release or subordinate any Lien granted to it by any Security Instrument upon any Collateral if and as required by Section 3.2, Section 4.1 or Section 4.2.

(b)           Each party to this Agreement and each other Priority Lien Secured Party acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice from the Controlling Priority Lien Representative and then only in accordance with the provisions of this Agreement.

(d)           Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Agent.

Section 3.2           Release or Subordination of Liens. The Collateral Agent will not release or subordinate any Priority Lien of the Collateral Agent or consent to the release or subordination of any Priority Lien of the Collateral Agent, except:

(a)           as directed by the Controlling Priority Lien Representative accompanied by an Officer’s Certificate stating that the release or subordination was permitted by each applicable Priority Lien Document and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(b)(2);

(b)           as required by Article 4; or

(c)           as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Section 3.3          Enforcement of Liens.

(a)           (i) The Collateral Agent shall act or refrain from acting with respect to the Collateral only on the written instructions of the Controlling Priority Lien Representative, (ii) the Collateral Agent shall not follow any instructions with respect to the Collateral from any Priority Lien Secured Party other than the Controlling Priority Lien Representative and (iii) no Priority Lien Secured Party (other than the Priority Lien Representative acting as the Controlling Priority Lien Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to (including any Enforcement Action) or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any Security Instrument, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the written instructions of the Controlling Priority Lien Representative and in accordance with the applicable Security Instruments, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral, including any Enforcement Action; provided that, if and to the extent that such Enforcement Action is to be conducted through receivership, a court-appointed receiver will be utilized. If the Collateral Agent at any time receives written notice from the Controlling Priority Lien Representative stating that a Priority Lien Debt Default has occurred, the Collateral Agent at the written direction of the Controlling Priority Lien Representative will promptly deliver written notice thereof to each other Priority Lien Representative. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the written instructions of the Controlling Priority Lien Representative) may deal with the Collateral as if the Controlling Priority Lien Representative had a senior Lien on the Collateral. No Priority Lien Secured Party will contest, protest or object to any Enforcement Action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Collateral, in each case, in accordance with the terms of this Agreement.

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(b)           Each Priority Lien Representative, on behalf of itself and the Priority Lien Secured Parties for which it is acting hereunder, agrees that it will not accept any Lien on any Collateral for the benefit of any Priority Lien Obligations (other than (i) funds deposited for the satisfaction, discharge, redemption or defeasance of any Series of Priority Lien Debt, (ii) cash collateral deposited with any Priority Lien Representative or Priority Lien Secured Party in accordance with the terms of the applicable Priority Lien Documents and (iii) cash collateral deposited with any Priority Lien Representative or Priority Lien Secured Party in respect of any First-Out Hedging Obligations or First-Out Cash Management Obligations which are secured under the applicable Priority Lien Documents) other than pursuant to the Security Instruments, and by executing this Agreement (or a Collateral Agency Joinder), each Priority Lien Representative and each Priority Lien Secured Party for which it is acting hereunder agrees to be bound by the provisions of this Agreement and the other Security Instruments applicable to it.

(c)           Each Priority Lien Representative, on behalf of itself and each Priority Lien Secured Party for which it is acting hereunder, agrees that (i) it will not challenge or question in any proceeding the validity, allowability or enforceability of any Priority Lien Obligations or any Priority Lien Document or the validity, attachment, perfection or priority of any Lien under any Priority Lien Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral; (iii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; (iv) it will not object to or oppose, and shall be deemed to consent to, a sale or other disposition of any Collateral (or any portion thereof) under section 363 of the Bankruptcy Code or any other Bankruptcy Law or any other provision of the Bankruptcy Code or any other Bankruptcy Law if the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) shall have consented to such sale or disposition of such Collateral, the Priority Liens attach to the proceeds of such sale or disposition, and the proceeds of such sale or disposition received by the Collateral Agent are applied in accordance with the priority provisions of Section 3.4; (v) it will not object to or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Collateral made by the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative); (vi) it will not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral, without the prior written consent of the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative); (vii) it will not object to, or otherwise contest (or support any Person contesting), (A) any request by the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) for adequate protection on account of the Collateral or (B) any objection by the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) to any motion, relief, action or proceeding based on the Collateral Agent’s claimed lack of adequate protection with respect to the Collateral; (viii) it will not assert or enforce (or support any Person asserting or enforcing) any claim under section 506(c) of the Bankruptcy Code pari passu with or on a first priority basis to the Priority Liens for costs or expenses of preserving or disposing any Collateral; (ix) it will not take or cause to be taken any action the purpose or effect of which is to give any Term B Secured Party any preference or priority relative to, the First-Out Secured Parties with respect to the Collateral or any part thereof; or (x) other than as otherwise provided herein, oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) of the right to credit bid at any sale of Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Priority Lien Secured Party to enforce this Agreement. No Priority Lien Secured Party may consent to any credit bid or acceptance of Collateral in respect of all or part of the Priority Lien Obligations unless the Discharge of First-Out Obligations would occur immediately upon the initial consummation of the transaction subject to credit bid or acceptance of Collateral.

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(d)           Prior to the commencement of any Enforcement Action with respect to any Collateral, the Controlling Priority Lien Representative shall provide written notice (which notice shall include an instruction to the Collateral Agent to provide a copy of such notice to each Priority Lien Representative) of its intention to direct the Collateral Agent to commence an Enforcement Action to the Collateral Agent (who shall promptly provide a copy of such notice to each Priority Lien Representative). Failure by the Collateral Agent to deliver a copy of the Enforcement Action notice to any Priority Lien Representative shall not affect the enforceability and effectiveness of the Enforcement Action.

(e)           Except as specifically set forth in this Agreement, each of the Priority Lien Representatives and the other Priority Lien Secured Parties may exercise any rights of termination or acceleration of any Debt or other Priority Lien Obligations owing under their respective Priority Lien Documents or to demand payment under the guarantee in respect thereof or take any actions and exercise all rights that would be available to a holder of unsecured claims or exercise any rights arising out of, relating to, or in respect of, the enforcement of any Lien (other than a Priority Lien) or any Insolvency or Liquidation Proceeding in respect thereof against the Company or any other Grantor, in each case in accordance with the terms of their respective Priority Lien Documents and applicable law and otherwise consistent with the order of application in Section 3.4 and the other terms of this Agreement; provided that, during the continuance of any Priority Lien Debt Default under the applicable Priority Lien Documents, the proceeds of exercise of any set-off rights in respect thereof shall be distributed in accordance with Section 3.4.

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(f)            Each Priority Lien Representative, for itself and on behalf of each other Priority Lien Secured Party represented by it, hereby agrees that if any Priority Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any rights or remedies with respect to the Collateral or on account of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the other Priority Lien Representatives and Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent as promptly as practicable; provided that nothing herein shall limit the rights of the Priority Lien Secured Parties to receive the payments of principal, interest, fees and other amounts due to Priority Lien Secured Parties so long as such payment is not the result of any exercise of remedies by any Priority Lien Secured Party with respect to the Collateral or a payment in respect of Collateral or the Priority Lien Secured Parties realizing any proceeds in respect of Collateral. For the avoidance of doubt, any proceeds received by any of the Priority Lien Secured Parties in connection with any Insolvency or Liquidation Proceeding shall be deemed to be the result of an exercise of remedies. Furthermore, the Priority Lien Representatives shall, at the Grantors’ expense, promptly send written notice to the Collateral Agent upon receipt of such Collateral, proceeds or payment not permitted hereunder by any Priority Lien Secured Party and within five (5) days after receipt by the Collateral Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Collateral Agent or its designee in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements as agent for the Priority Lien Representatives or any other Priority Lien Secured Party. The Term B Representative, for itself and on behalf of each other Term B Secured Party agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any First-Out Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Collateral Agent any such Collateral, proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such Collateral and shall promptly turn any such Collateral then held by it over to the Collateral Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of First-Out Obligations. The First-Out Representative agrees that if, at any time after the Discharge of First-Out Obligations, it obtains written notice that all or part of any payment with respect to any Term B Obligations previously made after the Discharge of First-Out Obligations shall be rescinded for any reason whatsoever, it will promptly pay over to the Collateral Agent any such Collateral, proceeds or payment not permitted hereunder received by it and then in its possession or under its direct control in respect of any such Collateral and shall promptly turn any such Collateral then held by it over to the Collateral Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Term B Obligations. All Priority Liens will remain attached to, and enforceable against, all proceeds so held or remitted, subject to the priorities set forth in this Agreement.

(g)           Notwithstanding anything to the contrary contained in this Agreement, to the extent Sections 3.3 (a) through (f) above (i) prohibit any Priority Lien Secured Party from taking any action or forbearing from taking any action, such Priority Lien Secured Party shall also be prohibited from directing the Collateral Agent to take, or forbear from taking, such action, as applicable and (ii) permit or require any Priority Lien Secured Party to take any action or forbear from taking any action and such Priority Lien Secured Party takes such action, or forbears from taking such action, as applicable, such Priority Lien Secured Party shall be deemed to have done so in its capacity as a sub-agent of the Collateral Agent.

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Section 3.4            Application of Proceeds.

(a)           The Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon, or any other Enforcement Action with respect to, any Collateral and the proceeds thereof, the proceeds of any insurance policy required under any Priority Lien Document or otherwise covering the Collateral, any condemnation proceeds with respect to the Collateral, and any other amounts required to be delivered to the Collateral Agent by any Priority Lien Secured Party or Priority Lien Representative pursuant to any other provision of this Agreement and for application in accordance with this Section 3.4(a), in the following order of application (and the Controlling Priority Lien Representative shall provide an officer’s certificate which identifies which amounts are payable to which Priority Lien Secured Parties pursuant to this Section 3.4(a) and the Collateral Agent shall be entitled to rely exclusively on such officer’s certificate without independent inquiry):

FIRST, to the payment of all fees, expenses, indemnities and any other amounts payable under this Agreement or any other Priority Lien Document to the Collateral Agent, including but not limited to any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any agent of the Collateral Agent in connection with any Security Instrument and all amounts necessary to provide for the expenses of the Collateral Agent in maintaining and disposing of the Collateral (including, but not limited to, indemnification payments and reimbursements);

SECOND, to the First-Out Representative for application to the equal and ratable payment of all outstanding First-Out Obligations that are then due and payable in such order as may be provided in, and as otherwise subject to, the First-Out Documents in an amount sufficient to pay in full in cash all outstanding First-Out Obligations that are then due and payable, including all interest, fees and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate or post-termination event rate, specified in the First-Out Documents, even if such interest, fee or expense is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization of all asserted indemnity claims and the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the First-Out Documents) of all outstanding letters of credit and bankers’ acceptances or the backstop thereof pursuant to arrangements reasonably satisfactory to the relevant issuing bank, if any, constituting First-Out Obligations and the termination, expiration, novation of First-Out Hedging Obligations, and the payment of any close-out amounts or other amounts due thereunder or entry into other collateral arrangements in respect of First-Out Hedging Obligations that are satisfactory to the applicable First-Out Hedging Counterparty;

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THIRD, after the Discharge of First-Out Obligations, equally and ratably to the Term B Representative for application to the payment of all outstanding Term B Debt and any other Term B Obligations that are then due and payable in such order as may be provided in the applicable Term B Documents in an amount sufficient to pay in full in cash all such outstanding Term B Debt and all other Term B Obligations that are then due and payable (including all interest, fees and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate or post-termination event rate, specified in the applicable Term B Documents, even if such interest, fee or expense is not enforceable, allowable or allowed as a claim in such proceeding); and

FOURTH, any surplus remaining after the Discharge of Priority Lien Obligations will be paid to the Company or the applicable Guarantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Priority Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Priority Lien Debt and any related Priority Lien Obligations of that Series of Priority Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Priority Lien Debt.

For the avoidance of doubt, the Collateral Agent shall only apply proceeds in accordance with this Section 3.4 to the extent that such proceeds are actually so received by the Collateral Agent.

(b)           If any portion of the proceeds of the Collateral is in the form of cash, then such cash shall be applied pursuant to the priorities set forth in this Section 3.4 before any non-cash proceeds are applied pursuant to the priorities set forth in this Section 3.4; provided that, irrespective of the terms of any Plan of Reorganization (including the confirmation of such Plan of Reorganization pursuant to section 1129(b) of the Bankruptcy Code or the equivalent provision of any other Bankruptcy Laws), each of the Priority Lien Debt Representatives hereby acknowledges and agrees to turn over to the Collateral Agent amounts otherwise received or receivable by them under such Plan of Reorganization to the extent necessary to effectuate the intent of this Section 3.4. If any Priority Lien Secured Party collects or receives any proceeds of an Enforcement Action, proceeds of any title or other insurance, and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the First-Out Obligations in accordance with Section 3.4(a) above, whether prior to or after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Priority Lien Secured Party will forthwith deliver the same to the Collateral Agent, for the account of the applicable Priority Lien Secured Parties, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds shall be segregated and will be held in trust by that Priority Lien Secured Party for the benefit of the applicable Priority Lien Secured Parties. The parties hereto agree that nothing in this Section 3.4(b) shall be construed to prohibit, restrict or otherwise limit the ability of any of the Company or any Grantor or Guarantor to pay, or the ability of any Secured Party to receive, regularly scheduled cash payments of interest, fees, setoff and net-off amounts due and payable under the applicable Priority Lien Documents.

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(c)           To the extent any Priority Lien Secured Party or Priority Lien Representative receives cash, property or other assets from any Insolvency or Liquidation Proceeding (including, without limitation, pursuant to any plan of reorganization proposed, confirmed or adopted in any Insolvency or Liquidation Proceeding), such cash, property or other assets will be delivered to the Collateral Agent for application in accordance with Section 3.4(a) (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate or post-termination event rate, specified in the applicable Priority Lien Documents or other documentation in respect of Priority Lien Obligations, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) until the Discharge of Priority Lien Obligations.

(d)           If, after the occurrence and during the continuance of a Priority Lien Debt Default, any Discharge of Term B Obligations occurs by way of the exercise of any rights of set-off, banker’s liens or consolidation of accounts prior to the Discharge of First-Out Obligations, the relevant Priority Lien Secured Party shall immediately segregate and hold an amount equal to the amount so discharged in trust for application to the First-Out Obligations and forthwith deliver such amount to the Collateral Agent as provided in Section 3.4(b).

(e)           This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Agent as holder of Priority Liens. The Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver a Collateral Agency Joinder and the Company will be required to deliver an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Priority Lien Debt.

(f)            In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by the Controlling Priority Lien Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(g)           In making the distributions in accordance with Section 3.4(a), the Collateral Agent may conclusively rely upon information supplied in writing by the relevant Priority Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Priority Lien Debt and any other Priority Lien Obligations.

Section 3.5            Powers of the Collateral Agent.

(a)           The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Instruments (including in connection with any Enforcement Action and in any Insolvency or Liquidation Proceeding) and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by the Controlling Priority Lien Representative.

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(b)           No Priority Lien Representative or holder of Priority Lien Obligations (other than the Collateral Agent) will have any liability whatsoever for any act or omission of the Collateral Agent, and the Collateral Agent will have no liability whatsoever for any act or omission of any Priority Lien Representative or any holder of Priority Lien Obligations.

Section 3.6           Documents and Communications. The Collateral Agent will permit each Priority Lien Representative upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Instruments and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

Section 3.7           For Sole and Exclusive Benefit of Holders of Priority Lien Obligations. The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Collateral Estate solely and exclusively for the benefit of the present and future holders of present and future Priority Lien Obligations, and will distribute all proceeds received by it from an Enforcement Action solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8            Additional Priority Lien Debt.

(a)           The Collateral Agent will, as collateral agent hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Priority Lien Obligations constituting a Series of Priority Lien Debt that is issued or incurred after the date hereof provided that:

(1)           such Priority Lien Obligations are identified as Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2)           unless such debt is issued under an existing Priority Lien Document for any Series of Priority Lien Debt whose Priority Lien Representative is already party to this Agreement, the designated Priority Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Agency Joinder and promptly delivers the same to the Collateral Agent.

(b)          The Company will be permitted to designate as an additional holder of Priority Lien Debt hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt incurred by the Company, any Grantor or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Priority Lien Documents. The Company may only effect such designation by delivering to the Collateral Agent an Additional Secured Debt Designation that:

(1)           states that the Company or applicable Grantor or Guarantor intends to incur additional Priority Lien Debt (“Additional Priority Lien Debt”) that is permitted by each applicable Priority Lien Document to be incurred and to be secured with a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt (but subject to the prior payment rights of the holders of First-Out Obligations as set forth in clause SECOND of Section 3.4(a), unless such Additional Priority Lien Debt is First-Out Debt) and specifies whether such Additional Priority Lien Debt is designated as First-Out Debt or Term B Debt;

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(2)           specifies the name, address and contact information of the Priority Lien Representative for such series of Additional Priority Lien Debt for purposes of Section 7.6;

(3)           attaches as Exhibit 1 to such Additional Secured Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Grantor and Guarantor; and

(4)           states that the Company has caused a copy of the Additional Secured Debt Designation and the related Collateral Agency Joinder to be delivered to each then-existing Priority Lien Representative.

Although the Company shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Agency Joinder to each then-existing Priority Lien Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Agency Joinder to any then-existing Priority Lien Representative shall not affect the status of such debt as Additional Priority Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Agent and the other then-existing Priority Lien Representatives shall have the right to request a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) from the Company as to the Additional Priority Lien Debt being permitted by the terms of the Priority Lien Documents and secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Company and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Priority Lien Debt if permitted by the Priority Lien Representative for such Additional Priority Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company, any Grantor or any Guarantor to incur additional Debt unless otherwise permitted by the terms of all applicable Priority Lien Documents. Liens upon the Collateral to secure Additional Priority Lien Debt shall be created pursuant to the Security Instruments that create Liens upon the Collateral to secure the other Priority Lien Obligations as then in effect; provided that, to the extent required by applicable law or as otherwise may be elected by the Company, such Liens upon the Collateral to secure Additional Priority Lien Debt and other Priority Lien Obligations may be created pursuant to a separate set of Security Instruments, in favor of the Collateral Agent, which shall be in all material respects the same form as the Security Instruments creating the Liens upon the Collateral to secure the other Priority Lien Obligations as then in effect. Additional Priority Lien Debt shall not be secured by Liens upon any Collateral unless the other Priority Lien Obligations are also secured by Liens on such Collateral. Additional Priority Lien Debt shall be guaranteed by all of the applicable Guarantors and shall not be guaranteed by any Person that is not a Guarantor.

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(c)           With respect to any Additional Priority Lien Debt that is issued or incurred after the date hereof, the Company and each of the Grantors and Guarantors agrees to take such actions (if any) as necessary and as may from time to time reasonably be requested by the Collateral Agent, any Priority Lien Representative or any Controlling Priority Lien Representative, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Instruments (or execute and deliver such additional Security Instruments) as necessary and as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Priority Lien Debt is secured by, and entitled to the benefits of, the Security Instruments, and each Priority Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements (and additional Security Instruments). The Company and each Grantor and Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors and Guarantors, on a joint and several basis.

(d)           Without limitation of the foregoing, each Grantor agrees to take such actions with respect to any real property Collateral (including Oil and Gas Properties) with respect to all Additional Priority Lien Debt in accordance with each applicable Priority Lien Document.

(e)           The Company shall have the right, at any time on or after the occurrence of the Discharge of First-Out Obligations, to enter into any First-Out Document evidencing First-Out Debt so long as the incurrence thereof is not prohibited by any Priority Lien Documents, and to designate such funded debt as First-Out Debt in accordance with Section 3.8(b). At any time from and after the date of such designation pursuant to Section 3.8(b), subject to compliance with Sections 3.8(c) and (d), the obligations under such First-Out Document shall automatically and without further action be treated as First-Out Debt for all purposes of this Agreement.

Section 3.9            Gratuitous Bailment for Perfection of Certain Security Interests. Each Priority Lien Representative, on behalf of itself and the Priority Lien Secured Parties for which it is acting hereunder, agrees that if the Collateral Agent shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Priority Lien Representative or any other Priority Lien Secured Party, such Priority Lien Representative or Priority Lien Secured Party will serve as gratuitous bailee for the Collateral Agent for the sole purpose of perfecting the Liens of the Collateral Agent on such Collateral. It is agreed that the obligations of each Priority Lien Representative and Priority Lien Secured Party and the rights of the Collateral Agent and the other Priority Lien Representatives and Priority Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article 3. Notwithstanding anything to the contrary herein, no Priority Lien Representative will be deemed to make any representation as to the adequacy of the steps taken by it to perfect the Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Collateral Agent, the other Priority Lien Representatives or any other Priority Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article 3 is to enable the Collateral Agent to obtain a perfected Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by a Priority Lien Representative or Priority Lien Secured Party. No Priority Lien Representative acting pursuant to this Section 3.9 shall have by reason of the Priority Lien Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, any other Priority Lien Representative or the Collateral Agent. Subject to Section 7.17, each Priority Lien Representative, on behalf of itself and the Priority Lien Secured Parties for which it is acting hereunder, agrees that it shall take all such actions in its power as shall reasonably be requested by the Collateral Agent or any other Priority Lien Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the other Priority Lien Secured Parties have, or are entitled to have, a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Collateral Agent for the benefit of all Priority Lien Secured Parties.

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Article 4
OBLIGATIONS ENFORCEABLE BY THE COMPANY AND
THE OTHER GRANTORS

Section 4.1           Release of Liens on Collateral.

(a)          The Priority Liens upon the Collateral will be automatically released in each of the following circumstances:

(1)           as to all Collateral, upon the Discharge of Priority Lien Obligations;

(2)           as to any Collateral of the Company, any Grantor or any Guarantor that is sold, transferred or otherwise disposed of by the Company, any Grantor or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company, a Grantor or a Guarantor in a transaction or other circumstance that is permitted by the Senior Credit Facility, the Term Loan Credit Facility and the other Priority Lien Documents, upon consummation of such sale, transfer or other disposition;

(3)           as to any Collateral of a Grantor or Guarantor that is (A) released as a Grantor or Guarantor, as applicable, under each Priority Lien Document and (B) not obligated (as primary obligor or guarantor) with respect to any other Priority Lien Obligations and so long as the respective release does not violate the terms of any Priority Lien Document which then remains in effect, upon the release of such Grantor or Guarantor, as applicable;

(4)           as to any other release of any of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Priority Lien Debt at the time outstanding as provided for in the applicable Priority Lien Documents and (B) the Company has delivered an Officer’s Certificate to the Collateral Agent certifying that all such necessary consents have been obtained, upon satisfaction of clause (A) and (B) hereof; or

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(5)           as to any Collateral of the Company, any Grantor or any Guarantor that is foreclosed upon by the Collateral Agent or against which the Collateral Agent otherwise exercises its rights or remedies (including in connection with an Enforcement Action) (whether or not any Insolvency or Liquidation Proceeding is pending at the time) in each case, which results in a disposition of such Collateral, upon such foreclosure.

(b)         The Collateral Agent agrees for the benefit of the Company and the other Grantors that, if the Collateral Agent at any time receives:

(1)           an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating thereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Priority Lien Documents, if any, to the release of the Collateral and the execution of the documents described in (2) below have been satisfied and (C) in the opinion of such Officer, such conditions precedent, if any, have been satisfied; and

(2)           the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then, promptly following receipt by the Collateral Agent of the items required by this Section 4.1(b), upon written request of the Company, the Collateral Agent will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company or other applicable Grantor.

(c)          The Collateral Agent hereby agrees that in the case of any release pursuant to Section 4.1(a)(2), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Agent will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Section 4.2           Delivery of Copies to Priority Lien Representatives. The Company will deliver to each Priority Lien Representative a copy of each Officer’s Certificate delivered to the Collateral Agent pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Agent with such Officer’s Certificate. The Priority Lien Representatives will not be obligated to take notice thereof or to act thereon.

Section 4.3           Collateral Agent not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Agent is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand in the form of an Officer’s Certificate for authorization to file a termination statement under Section 9-513(c) of the UCC, the Collateral Agent shall, at the Company’s or such other Grantor’s expense, comply with the written request of the Company or Grantor to comply with the requirements of such UCC provision as determined by the Company or Grantor.

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Section 4.4           Release of Liens in Respect of First-Out or Term B Obligations. In addition to any release pursuant to Section 4.1 hereof, the Collateral Agent’s Priority Liens will no longer secure:

(a)          the First-Out Obligations, and the right of the holders of such First-Out Obligations to the benefits and proceeds of the Priority Liens on the Collateral will terminate and be discharged, upon the occurrence of the Discharge of First-Out Obligations; and

(b)          the Term B Obligations, and the right of the holders of such Term B Obligations to the benefits and proceeds of the Priority Liens on the Collateral will terminate and be discharged, upon (i) the Discharge of Term B Obligations or (ii) defeasance of the Term B Obligations in accordance with the applicable Term B Document if such document provides for a release of Liens on the Collateral upon such defeasance.

Article 5
IMMUNITIES OF THE COLLATERAL AGENT

Section 5.1            No Implied Duty. The Collateral Agent will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement or the other Security Instruments to which the Collateral Agent is a party. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Priority Lien Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentences, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Instruments or that would reasonably be expected to expose the Collateral Agent to liability. The Collateral Agent shall not have or be deemed to have any fiduciary relationship with any Priority Lien Secured Party or any other Person, regardless of whether a default, event of default or termination event has occurred under any Priority Lien Document.

Section 5.2            Appointment of Agents and Advisors. The Collateral Agent may execute any of the powers or perform any the duties hereunder or under any other Security Instrument either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it with due care as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them, so long as they are selected in the absence of gross negligence or willful misconduct.

Section 5.3           Other Agreements. The Collateral Agent has accepted its appointment as collateral agent hereunder and is bound by the Security Instruments executed by the Collateral Agent as of the date of this Agreement, and, as directed in writing by the Controlling Priority Lien Representative, the Collateral Agent shall execute additional Security Instruments delivered to it after the date of this Agreement (including to secure Priority Lien Obligations arising under Additional Priority Lien Debt to the extent such Priority Lien Obligations are permitted to be incurred and secured under the Priority Lien Documents); provided that such additional Security Instruments do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Priority Lien Debt (other than this Agreement, the Senior Credit Facility, the Term B Facility, and the other Security Instruments to which it is a party).

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Section 5.4            Solicitation of Instructions. Notwithstanding any provision of this Agreement or any other Priority Lien Document:

(a)           The Collateral Agent may at any time solicit written instructions, in the form of a direction by the Controlling Priority Lien Representative, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Instruments.

(b)           No direction given to the Collateral Agent by the Controlling Priority Lien Representative that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Instruments will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(c)           The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Controlling Priority Lien Representative or any other Priority Lien Secured Party pursuant to the provisions of this Agreement or any other Priority Lien Document, unless such representative or other party shall have furnished to the Collateral Agent security or indemnity reasonably satisfactory to the Collateral Agent against the fees, costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby.

Section 5.5            Limitation of Liability. Notwithstanding any other provision of this Agreement or any other Priority Lien Document, the Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder (i) with the consent or at the request or direction of the Controlling Priority Lien Representative or (ii) in the absence of its own gross negligence, willful misconduct or material breach of its obligations under this Agreement in bad faith, in each case, as determined in the final non-appealable judgment of a court of competent jurisdiction.

Section 5.6            Documents in Satisfactory Form. The Collateral Agent will be entitled, but not obligated, to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement or any other Security Instrument, be delivered to it in a form reasonably satisfactory to it.

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Section 5.7            Entitled to Rely. The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company, any Grantor or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Priority Lien Representative as to the holders of Priority Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any other Security Instrument or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Instruments has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement or any other Security Instrument to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on an Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Instruments.

Section 5.8            Priority Lien Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Priority Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Priority Lien Debt Default unless and until it is directed in writing by the Controlling Priority Lien Representative.

Section 5.9            Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Security Instruments, the Collateral Agent will act or refrain from acting as directed in writing by the Controlling Priority Lien Representative and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Priority Lien Obligations.

Section 5.10          Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder or under any other Priority Lien Document unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. In no event shall the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Collateral Agent has been advised of the possibility of such damages and regardless of the form of action.

Section 5.11          Rights of the Collateral Agent. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Instrument, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Instrument. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Instruments resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Instruments do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Instruments, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

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Section 5.12          Limitations on Duty of Collateral Agent in Respect of Collateral.

(a)           Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Agent will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Agent (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by the Controlling Priority Lien Representative (which request shall include an instruction to the Collateral Agent to provide a copy of such request to each other Priority Lien Representative), it being understood that the Company and/or the applicable Grantor shall be responsible for all filings required in connection with any Security Instrument and the continuation, maintenance and/or perfection of any such filing or the lien and security interest granted in connection therewith. The Collateral Agent shall deliver to each other Priority Lien Representative a copy of any such written request. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b)           The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the current and future holders of the Priority Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Agent shall not be under any obligation to any Priority Lien Representative or any holder of Priority Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Security Instrument or to inspect the properties, books or records of the Company, any Grantor or any Guarantor. The Collateral Agent shall not have any liability, duty or obligation with respect to any actions or omissions of any other Person, including without limitation, the Company, the Priority Lien Representatives or any other Priority Lien Secured Party, except as expressly provided by Section 5.2.

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Section 5.13         Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1)           each of the parties thereto will remain liable under each of the Security Instruments and Priority Lien Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2)           the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the Security Instruments and other Priority Lien Documents; and

(3)           the Collateral Agent will not be obligated to perform any of the obligations or duties of the Company or any Grantor or any other Person.

Section 5.14          No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to immediately resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions or inactions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15         Other Relationships with the Company, Grantors or Guarantors. Citibank, N.A., and its Affiliates (and any successor Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company, any Grantor or any Guarantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Priority Lien Secured Parties. The Priority Lien Representatives and the holders of the Priority Lien Obligations acknowledge that, pursuant to such activities, Citibank, N.A., or its Affiliates (and any successor Collateral Agent and its Affiliates) may receive information regarding the Company, any Grantor or any Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Grantor or Guarantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Priority Lien Representatives or the holders of the Priority Lien Obligations. Nothing herein shall impose or imply any obligation on the part of Citibank, N.A., (or any successor Collateral Agent) to advance funds. Each party agrees and acknowledges that Citibank, N.A., is acting in separate and distinct roles and capacities under the Priority Lien Documents. In no event shall Citibank, N.A., in any role or capacity have any duty or liability for any other role or capacity.

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Section 5.16          Other Provisions.

(a)           The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent in the Priority Lien Documents shall not be construed as duties.

(b)           The Collateral Agent shall have no responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof.

(c)           Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Collateral Agent herein shall apply to any document entered into by the Collateral Agent in connection with its role as Collateral Agent under the Priority Lien Documents.

(d)           Each Priority Lien Secured Party (other than the Collateral Agent) authorizes and directs the Collateral Agent to enter into this Agreement and the other Priority Lien Documents to which it is a party on the date hereof on behalf of and for the benefit of the Priority Lien Secured Parties.

(e)           Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Collateral Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to Citibank, N.A., in any capacity shall not constitute knowledge of or delivery to Citibank, N.A., in any other capacity under the Priority Loan Documents or to any affiliate or other division of Citibank, N.A.

(f)            In connection with the delivery of any information to the Collateral Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Collateral Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

(g)           Not less than four (4) Business Days (or such shorter period as may be agreed to by the Collateral Agent) prior to any payment, distribution or transfer of funds by the Collateral Agent to any Person under the Priority Lien Documents, the payee shall provide to the Collateral Agent such documentation and information as may be requested by the Collateral Agent (unless such Person has previously provided the documentation or information, and so long as such documentation or information remain accurate and true). The Collateral Agent shall have no duty, obligation or liability to make any payment to any Person unless it has timely received such documentation and information with respect to such Person, which documentation and information shall be reasonably satisfactory to the Collateral Agent.

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(h)           Any notes or other evidence of indebtedness issued under the Priority Lien Documents need not be presented or surrendered for any payment made by the Collateral Agent, and the Collateral Agent shall not have any duty or responsibility with respect thereto.

(i)           The Collateral Agent shall not act as the withholding agent under any Priority Lien Document. The Company and the Priority Lien Secured Parties, as applicable, shall provide to the Collateral Agent any IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Collateral Agent as may be necessary (x) to determine the nature of the income and whether any tax or withholding obligations apply, (y) to reduce or eliminate the imposition of U.S. withholding taxes and (z) to permit the Collateral Agent to fulfill its tax reporting obligations under applicable law with respect to this Agreement or any amounts paid. Citibank, N.A., both in its individual capacity and in its capacity as the Collateral Agent, shall have no liability to any Person in connection with any tax withholding amounts paid or withheld pursuant to applicable law arising from the failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this Agreement. In the event any IRS form, certification or other documentation expires or becomes obsolete or inaccurate in any respect, the Person who provided the same shall promptly provide to the Collateral Agent an updated version of such form, certificate or other documentation or promptly notify the Collateral Agent in writing of its legal inability to do so.

(j)            Notwithstanding anything else to the contrary herein or in the other Priority Lien Documents, whenever reference is made in this Agreement or any other Priority Lien Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that the Collateral Agent shall be acting at the direction of the Controlling Priority Lien Representative and shall be fully protected in acting pursuant to such directions.

Article 6
RESIGNATION AND REMOVAL OF THE COLLATERAL AGENT

Section 6.1            Resignation or Removal of Collateral Agent.

(a)           The Collateral Agent may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Priority Lien Representative and the Company; and

(b)           the Collateral Agent may be removed upon not less than 30 days’ prior written notice, with or without cause, by the Controlling Priority Lien Representative.

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Section 6.2            Appointment of Successor Collateral Agent. Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Controlling Priority Lien Representative. If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may, at its option, but shall not be obligated to, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust company:

(1)           authorized to exercise corporate trust powers;

(2)           having a combined capital and surplus of at least $100,000,000; and

(3)           that is not the Company or any of its Affiliates.

After any retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of Article 5 of this Agreement and Sections 7.8, 7.9 and 7.22 shall inure to the benefit of such retiring Collateral Agent, its sub-agents or attorneys in fact as to any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was Collateral Agent under this Agreement. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation or the notice of removal, the retiring Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and the Collateral Agent shall be discharged from its duties and obligations hereunder, and the Controlling Priority Lien Representative shall perform all of the duties of the Collateral Agent hereunder until such time, if any, a successor is appointed; provided that in the case of any security held by the Collateral Agent, the retiring Collateral Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of the Company).

Section 6.3          Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(1)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder (if not already discharged in accordance with Section 6.1); and

(2)           the predecessor Collateral Agent will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Collateral Estate within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Instruments or the Collateral Estate.

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Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8, 7.9 and 7.22, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Agent. The predecessor Collateral Agent shall have no liability whatsoever for the actions or inactions of the successor Collateral Agent.

Section 6.4            Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to Section 6.3.

Section 6.5            Concerning the Collateral Agent and the Priority Lien Representatives.

(a)           Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Priority Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Priority Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Priority Lien Documents, and in no event shall such Priority Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b)           Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Citibank, N.A., not in its individual capacity or personally but in its capacity as Collateral Agent, and in no event shall Citibank, N.A., in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c)           Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Citibank, N.A., not in its individual capacity or personally but in its capacity as Administrative Agent signing as First-Out Representative, and in no event shall Citibank, N.A., or any other Priority Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Priority Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(d)           In entering into this Agreement, the Collateral Agent shall be entitled to the benefit of every provision of the Priority Lien Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Agent” thereunder. In no event will the Collateral Agent be liable for any act or omission on the part of the Grantors or any Priority Lien Representative.

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(e)           Except as otherwise provided herein, neither the Collateral Agent nor any Priority Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the written instructions of the Controlling Priority Lien Representative as provided herein; provided that neither the Collateral Agent nor any Priority Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Priority Lien Obligations with respect to such action or (ii) is contrary to this Agreement or applicable law.

Article 7
MISCELLANEOUS PROVISIONS

Section 7.1            Amendment.

(a)           No amendment or supplement to the provisions of any Security Instrument will be effective without the approval of the Collateral Agent and the Controlling Priority Lien Representative (acting with the consent of the Required Priority Lien Debtholders), except that:

(1)           any amendment or supplement that has the effect solely of:

(A)       adding or maintaining Collateral, securing additional Priority Lien Debt that was otherwise permitted by the terms of the Priority Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent or any Priority Lien Representative therein;

(B)       curing any ambiguity, omission, mistake, defect or inconsistency;

(C)       providing for the assumption of the Company, any Grantor or any Guarantor’s obligations under any Priority Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company, any Grantor or such Guarantor to the extent permitted by the terms of the Senior Credit Facility, the Term Loan Credit Facility and the other Priority Lien Documents, as applicable;

(D)       making any change that would provide any additional rights or benefits to the holders of Priority Lien Debt or the Collateral Agent or that does not adversely affect the legal rights under the Term Loan Credit Facility, the Senior Credit Facility or any other Priority Lien Document of any holder of First-Out Obligations or Term B Obligations, any other holder of Priority Lien Debt or the Collateral Agent; or

(E)       effecting any release of Collateral otherwise permitted under the Priority Lien Documents, will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative);

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(2)           no amendment or supplement that:

(A)       amends the provisions of this clause (2):

(B)       reduces, impairs or adversely affects the right of any holder of First-Out Obligations to vote its outstanding First-Out Debt as to any matter described as subject to a direction by, or the agreement of, the Controlling Priority Lien Representative;

(C)       reduces, impairs or adversely affects the right of any holder of Term B Obligations to vote its outstanding Term B Debt as to any matter described as subject to a direction by, or the agreement of, the Controlling Priority Lien Representative;

(D)        amends the definition of “Collateral”, “Controlling Priority Lien Representative,” “Discharge of First-Out Obligations”, “First-Out Debt,” “First-Out Documents,” “First-Out Obligations,” “First-Out Secured Parties,” “Priority Lien Debt”, “Priority Lien Debt Default”, “Priority Lien Documents”, “Priority Lien Obligations”, “Priority Lien Representative”, “Priority Lien Secured Party”, “Required First-Out Debtholders,” any other definition containing the words “First-Out” or “Hedging” therein or any other defined terms to the extent referenced or implicated therein;

(E)       amends the definition of “Controlling Priority Lien Representative,” “Discharge of Term B Obligations,” “Term B Debt,” “Term B Documents,” “Term B Obligations,” “Term B Secured Parties,” “Required Term B Debtholders,” any other definition containing the words “Term B” therein or any other defined terms to the extent referenced or implicated therein; or

(F)       reduces, impairs or adversely affects the right of any holder of Priority Lien Obligations to (i) share in the order of application described in Section 3.4 in the proceeds of an Enforcement Action that has not been released in accordance with the provisions described in Section 4.1 or 4.4, or (ii) require that Liens securing Priority Lien Obligations be released only as set forth in the provisions described in Sections 4.1 or 4.4, will become effective without the consent of the Controlling Priority Lien Representative acting with (i) with respect to clause (A), the consent of the Required First-Out Debtholders (which must include the written consent of all of the First-Out Hedging Counterparties) and the Required Term B Debtholders, (ii) with respect to clause (B), the consent of the Required First-Out Debtholders (which must include the written consent of all of the First-Out Hedging Counterparties), (iii) with respect to clause (C), the consent of the Required Term B Debtholders, (iv) with respect to clause (D), the consent of the Required First-Out Debtholders (which must include the written consent of all of the First-Out Hedging Counterparties) and, to the extent such amendment reduces, impairs or adversely affects the right of any holder of Term B Obligations, the consent of the Required Term B Debtholders, (v) with respect to clause (E), the consent of the Required Term B Debtholders and, to the extent such amendment reduces, impairs or adversely affects the right of any holder of First-Out Obligations, the consent of the Required First-Out Debtholders (which must include the written consent of all of the First-Out Hedging Counterparties), and (vi) with respect to clause (F), the consent of the Required Priority Lien Debtholders (which must include the written consent of all of the First-Out Hedging Counterparties); and

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(3)           no amendment or supplement that imposes any obligation upon the Collateral Agent or any Priority Lien Representative or adversely affects the rights of the Collateral Agent or any Priority Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Priority Lien Representative, respectively.

(b)           [Reserved].

(c)           Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1)           any mortgage or other Security Instrument may be amended or supplemented with the approval of the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative), unless such amendment or supplement would not be permitted under the terms of this Agreement or any Priority Lien Document;

(2)           any amendment or waiver of, or any consent under, any provision of any Security Instrument that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Security Instrument without the consent of or notice to any holder of Priority Lien Obligations and without any action by the Company, any Grantor or any Guarantor or any holder of Priority Lien Obligations or the Collateral Agent; and

(3)           any mortgage or other Security Instrument may be amended or supplemented with the approval of the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative but without the consent of or notice to any other holder of Priority Lien Obligations and without any action by any other holder of Priority Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.

(d)           The Collateral Agent will not enter into any amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Priority Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Agent shall receive an opinion of counsel of the Company stating that the execution of such document is authorized or permitted under this Agreement and the other Priority Lien Documents and is the legal, valid and binding obligation of the Company, and with respect to amendments adding Collateral, to the extent otherwise required pursuant to any Series of Priority Lien Debt, an opinion of counsel of the Company addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person which equity interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

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Section 7.2           Voting. In connection with any matter under this Agreement requiring a vote of holders of Priority Lien Debt, each Series of Priority Lien Debt will cast its votes in accordance with the Priority Lien Documents governing such Series of Priority Lien Debt. Following and in accordance with the outcome of the applicable vote under its Priority Lien Documents, the Priority Lien Representative of each Series of Priority Lien Debt will vote the total amount of Priority Lien Debt under that Series of Priority Lien Debt as a block in respect of any vote under this Agreement.

Section 7.3            Further Assurances.

(a)           The Company and each of the Grantors and Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Priority Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Priority Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Priority Lien Documents and in connection with any merger, consolidation or sale of assets of the Company, any Grantor or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company, any Grantor or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Instruments, shall be treated as after-acquired property and the Company, any Grantor or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Liens, in the manner and to the extent required under the Priority Lien Documents.

(b)           Upon the reasonable request of the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) or any Priority Lien Representative at any time and from time to time, the Company and each of the Grantors and Guarantors will promptly execute, acknowledge and deliver such Security Instruments, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Agent (acting at the written direction of the Controlling Priority Lien Representative) may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Priority Lien Documents for the benefit of holders of Priority Lien Obligations; provided that no such Security Instrument, instrument or other document shall be materially more burdensome upon the Company, any Grantor and the Guarantors than the Priority Lien Document executed and delivered (or required to be executed and delivered promptly after the date hereof) by the Company, the Grantors and the Guarantors in connection with the issuance of the Initial Term B Notes on or about the date hereof.

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(c)           Upon the request of the Collateral Agent, the Company, the Grantors and the Guarantors will permit the Collateral Agent or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company, the Grantors and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Agent or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company, the Grantors and the Guarantors and their Subsidiaries, all at the Company’s expense.

Section 7.4            Successors and Assigns.

(a)           Except as provided in Article 5 and Article 6, the Collateral Agent may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Priority Lien Representative and each Priority Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.

(b)          Except as otherwise permitted by the Priority Lien Documents, neither the Company nor any Grantor or Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company, the Grantors and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, each Priority Lien Representative and each Priority Lien Secured Party, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.

Section 7.5           Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Instruments will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.6           Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

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If to the Collateral Agent:	Citibank, N.A. 811 Main Street, Suite 4000 Houston, TX 77002 Attention: Mr. Phil Ballard Facsimile No: 281-271-8970 Telephone: 713-821-4789 Electronic Mail Address: phil.ballard@citi.com with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX, 77002 Attention: Mr. Trevor Wommack Facsimile No: 713-546-5401 Telephone: 713-546-7425 Electronic Mail Address: trevor.wommack@lw.com

If to the Company or any other Grantor:	5847 San Felipe, Suite 3000 Houston, Texas 77057-3399 Attn: Mr. Ryan Midgett Facsimile No: 832-327-2260 Telephone: 832-377-2203 Electronic Mail Address: rmidgett@vnrenergy.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 Attention: Mr. Lucas E. Spivey, P.C. Facsimile No: 713-836-3601 Telephone: 713-836-3640 Electronic Mail Address: lucas.spivey@kirkland.com

If to the Term B Representative:	Citibank, N.A. 811 Main Street, Suite 4000 Houston, TX 77002 Attention: Mr. Phil Ballard Facsimile No: 281-271-8970 Telephone: 713-821-4789 Electronic Mail Address: phil.ballard@citi.com

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with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX, 77002 Attention: Mr. Trevor Wommack Facsimile No: 713-546-5401 Telephone: 713-546-7425 Electronic Mail Address: trevor.wommack@lw.com

If to the Senior Credit Facility Agent:	Citibank, N.A. 811 Main Street, Suite 4000 Houston, TX 77002 Attention: Mr. Phil Ballard Facsimile No: 281-271-8970 Telephone: 713-821-4789 Electronic Mail Address: phil.ballard@citi.com with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX, 77002 Attention: Mr. Trevor Wommack Facsimile No: 713-546-5401 Telephone: 713-546-7425 Electronic Mail Address: trevor.wommack@lw.com and if to any other Priority Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by electronic mail or facsimile to the relevant address or number set forth above or, as to holders of Priority Lien Debt, its address shown on the register kept by the office or agency where the relevant Priority Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Priority Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Priority Lien Debt.

If a notice or communication is mailed or delivered by electronic mail or facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided that notices or communications to the Collateral Agent shall only be effective when actually received by the Collateral Agent.

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Section 7.7            Entire Agreement. This Agreement, the other Priority Lien Documents and the Collateral Agent Fee Letter state the complete agreement of the parties relating to the undertaking of the Collateral Agent set forth herein or therein and supersede all oral negotiations and prior writings in respect of such undertaking.

Section 7.8            Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:

(1)           such compensation to the Collateral Agent and its agents including attorneys as set forth in the Collateral Agent Fee Letter or otherwise as the Company and the Collateral Agent may agree in writing from time to time;

(2)           all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Priority Lien Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3)           all reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel (which shall be limited to one primary counsel for the Collateral Agent) and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Agent or any Priority Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Priority Lien Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company, any Grantor or any Guarantor;

(4)           all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(5)           all other reasonable and documented out-of-pocket fees, costs and expenses incurred by the Collateral Agent and its agents in connection with the negotiation, preparation and execution of the Security Instruments and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Agent thereunder; and

(6)           after the occurrence of any Priority Lien Debt Default, all documented costs and expenses incurred by the Collateral Agent, its agents and any Priority Lien Representative in connection with any Enforcement Action subject to the Security Instruments or any interest, right, power or remedy of the Collateral Agent or in connection with any Enforcement Action or the proof, protection, administration or resolution of any claim based upon the Priority Lien Obligations in any Insolvency or Liquidation Proceeding, including all documented fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent, its agents or the Priority Lien Representatives.

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The agreements in this Section 7.8 will survive repayment of all other Priority Lien Obligations and the removal or resignation of the Collateral Agent and termination of this Agreement.

Section 7.9            Indemnity.

(a)           Sections 12.03(b) through (g) of the Senior Credit Facility are incorporated herein in their entirety, mutatis mutandis.

Section 7.10         Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11          Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12          Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Priority Lien Obligations and are secured by all Liens granted by the Security Instruments.

Section 7.13          Governing Law; Submission to Jurisdiction; Waiver of Venue; Waiver of Jury Trial. Sections 12.10, 12.11, 12.12, 12.13, and 12.14 of the Senior Credit Facility are incorporated herein in their entirety, mutatis mutandis.

Section 7.14         Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Agency Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Agency Joinder is and shall be deemed an original signature.

Section 7.15          Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto.

Section 7.16          Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Priority Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Agent a Collateral Agency Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Priority Lien Representative with a copy of each Collateral Agency Joinder executed and delivered pursuant to this Section 7.16; provided that the failure to so deliver a copy of the Collateral Agency Joinder to any then-existing Priority Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.16 are complied with.

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Section 7.17          Continuing Nature of this Agreement. This Agreement, including the priority payment rights of the First-Out Secured Parties, will be reinstated following termination hereof if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Priority Lien Secured Party, Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). If all or any part of a payment or distribution made with respect to the First-Out Obligations is recovered from any holder of Priority Lien Obligations, any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Priority Lien Obligations or Priority Lien Representative with respect to the Priority Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, such Priority Lien Representative or holder of a Priority Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Agent, for the ratable account of the holders of the First-Out Obligations to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by such Priority Lien Representative or holder of Priority Lien Obligations, as the case may be, for the ratable benefit of the holders of the First-Out Obligations.

Section 7.18          Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.19          Rights and Immunities of Priority Lien Representatives. The Term B Representative and the Collateral Agent will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Term Loan Credit Facility, the Senior Credit Facility Agent will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Senior Credit Facility and any future Priority Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Priority Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Priority Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Agent hereunder.

Section 7.20          Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 7.21          U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the U.S.A. Patriot Act, including each party’s name, physical address, tax identification number and other information that will help the Collateral Agent identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 7.22          Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, none of the Priority Lien Secured Parties shall have any claims with respect to the transactions contemplated by the Priority Lien Documents against any present or future holder (whether direct or indirect) of any Equity Interests in any Grantor or Guarantor (other than the Grantors or Guarantors), or, in each case, any of their respective Affiliates (other than the Grantors or Guarantors), shareholders, officers, directors, members, managers, partners, employees, representatives, controlling persons, executives or agents (collectively, the “Non-Recourse Persons”) by virtue of their capacity as such, such claims against such Non-Recourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing provision of this Section 7.22 shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Priority Lien Obligations, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Priority Lien Document and the same shall continue (but without liability of the Non-Recourse Persons) until fully paid, discharged, observed or performed, (b) constitute a waiver, release or discharge of any lien or security interest purported to be created pursuant to the Security Instruments (or otherwise impair the ability of any Priority Lien Secured Party to realize or foreclose upon any Collateral), (c) limit or restrict the right of the Collateral Agent, any Priority Lien Representative or any other Priority Lien Secured Party (or any assignee, beneficiary or successor to any of them) to name any Grantor, Guarantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Priority Lien Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as expressly set forth in clauses (d) and (e) of this Section 7.22; (d) in any way limit or restrict any right or remedy of the Collateral Agent, any Priority Lien Representative or any other Priority Lien Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of revenues, profits or proceeds from or of any Collateral that should or would have been paid as provided herein or paid or delivered to the Collateral Agent, any Priority Lien Representative or any other Priority Lien Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Priority Lien Document, or (e) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Non-Recourse Persons (or any security granted by the Non-Recourse Persons in support of the obligations of any Person) under or in connection with any Priority Lien Document (or as security for the Priority Lien Obligations of the Grantors). The limitations on recourse set forth in this Section 7.22 shall survive the Discharge of Priority Lien Obligations.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:

GRIZZLY NATURAL GAS, LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

[Signature Page to Collateral Agency Agreement]

GUARANTORS AND GRANTORS:

GRIZZLY NATURAL RESOURCES, LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY HOLDINGS, LLC

By: Grizzly Natural Gas, LLC its Sole Member

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY OPERATING, LLC

By: Grizzly Natural Gas, LLC its Sole Member

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY ACQUISITION PARTNERSHIP, LLC

By GRIZZLY UPSTREAM DEVELOPMENT COMPANY, LLC, its general partner

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

[Signature Page to Collateral Agency Agreement]

GRIZZLY ACQUISITION PARTNERSHIP II, LLC

By: GRIZZLY UPSTREAM DEVELOPMENT COMPANY II, LLC, its general partner

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY ENERGY ACQUISITION CO., LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY ENERGY ACQUISITION CO. II, LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

GRIZZLY UPSTREAM DEVELOPMENT COMPANY, LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

[Signature Page to Collateral Agency Agreement]

GRIZZLY UPSTREAM DEVELOPMENT COMPANY II, LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

ESCAMBIA ASSET CO. LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

ESCAMBIA OPERATING CO. LLC

By:	/s/ Ryan Midgett
Name:	Ryan Midgett
Title:	Chief Financial Officer

[Signature Page to Collateral Agency Agreement]

CITIBANK, N.A., as Administrative Agent, as First-Out Representative

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

[Signature Page to Collateral Agency Agreement]

CITIBANK, N.A., as Term B Representative

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

[Signature Page to Collateral Agency Agreement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

[Signature Page to Collateral Agency Agreement]

Exhibit A

[Form of]

Additional Secured Debt Designation

Reference is made to the Collateral Agency Agreement, dated as of July 16, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Grizzly Natural Gas, LLC, a Kentucky limited liability company (the “Company”), the Grantors and Guarantors from time to time party thereto, Citibank, N.A., as First-Out Representative (as defined therein), Citibank, N.A., as Term B Representative (as defined therein), and Citibank, N.A., as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as Priority Lien Debt entitled to the benefit of the Collateral Agency Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or applicable Grantor] that:

(A)       [the Company or applicable Grantor] intends to incur Additional Priority Lien Debt which will be permitted by each applicable Priority Lien Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt;

(B)       the name and address of the Priority Lien Representative for the Additional Priority Lien Debt for purposes of Section 7.6 of the Collateral Agency Agreement is:

Telephone:

Fax:

(C)       attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company, each Grantor and each Guarantor,

(D)       the Company has caused a copy of this Additional Secured Debt Designation and the related Collateral Agency Joinder to be delivered to each existing Priority Lien Representative, and

(E)       such Additional Priority Lien Debt shall constitute [First-Out Debt] [Term B Debt] and Priority Lien Debt for purposes of the Collateral Agency Agreement.

1

IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of _____________, 20____.

[COMPANY][GRANTOR]

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Agent under the Collateral Agency Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

Citibank, N.A., as Collateral Agent,

By:
Name:
Title:

2

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]
REAFFIRMATION AGREEMENT

Reference is made to the Collateral Agency Agreement, dated as of July 16, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Grizzly Natural Gas, LLC, a Kentucky limited liability company (the “Company”), the Grantors and Guarantors from time to time party thereto, Citibank, N.A., as First-Out Representative (as defined therein), Citibank, N.A., as Term B Representative (as defined therein), and Citibank, N.A., as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Reaffirmation Agreement is being executed and delivered as of ______________, 20__ in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional Priority Lien Debt entitled to the benefit of the Collateral Agency Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as [First-Out Debt] [Term B Debt] and Priority Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Priority Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Priority Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to guarantee and secure as applicable and otherwise be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Priority Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Agency Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Company, Grantors and Guarantors]

Name:
Title:

3

Exhibit B

[Form of]
Collateral Agency Joinder – Additional Debt

Reference is made to the Collateral Agency Agreement, dated as of July 16, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Grizzly Natural Gas, LLC, a Kentucky limited liability company (the “Company”), the Grantors and Guarantors from time to time party thereto, Citibank, N.A., as First-Out Representative (as defined therein), Citibank, N.A., as Term B Representative (as defined therein), and Citibank, N.A., as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Collateral Agency Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Agency Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Priority Lien Debt under the Collateral Agency Agreement.

1.           [Joinder. The undersigned, _____________________, a _________________, (the “New Representative”) as [trustee, administrative agent, collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a [First-Out Representative] [Term B Representative] and Priority Lien Representative under the Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Collateral Agency Agreement as of the date thereof.] 1

2.            Additional Secured Debt Designation

The undersigned, on behalf of itself and each holder of “Obligations” in respect of the Series of Priority Lien Debt (the “Obligations”) for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all Priority Lien Secured Parties and each existing and future holder of Priority Liens and as a condition to being treated as Priority Lien Debt under the Collateral Agency Agreement that:

(a)       subject to Section 3.4 of the Collateral Agency Agreement, all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Agent for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)       the undersigned, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [First-Out Representative] [Term B Representative] and Priority Lien Representative, hereby consents to and agrees to be bound by the provisions of the Collateral Agency Agreement and the other Security Instruments, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from the enforcement of Priority Liens; and

[1]	Delete 1 if Additional Priority Lien Debt constitutes debt under an agreement that is already Priority Lien Debt.

1

(c)       the undersigned, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [First-Out Representative] [Term B Representative] and Priority Lien Representative, hereby appoints the Collateral Agent to serve as collateral agent under the Security Instruments on the terms and conditions set forth therein and hereby consents to the performance by the Collateral Agent of, and directs the Collateral Agent to perform its obligations under the Collateral Agency Agreement and the Security Instruments.

3.            Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Agency Agreement will apply with like effect to this Collateral Agency Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[insert name of the new representative]

Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Collateral Agency Joinder and agrees to act as Collateral Agent for the New Representative and the holders of the Obligations represented thereby:

[________________________________]

By:
Name:
Title:

2

Exhibit C

[Form of]

Collateral Agency Joinder – Additional Grantor

Reference is made to the Collateral Agency Agreement, dated as of July 16, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Agency Agreement”), among Grizzly Natural Gas, LLC, a Kentucky limited liability company (the “Company”), the Grantors and Guarantors from time to time party thereto, Citibank, N.A., as First-Out Representative (as defined therein), Citibank, N.A., as Term B Representative (as defined therein), and Citibank, N.A., as Collateral Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Agency Agreement. This Collateral Agency Joinder is being executed and delivered pursuant to Section 7.16 of the Collateral Agency Agreement.

1.           Joinder. The undersigned, ___________________, a ___________________, hereby agrees to become party as a Grantor under the Collateral Agency Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Agency Agreement as fully as if the undersigned had executed and delivered the Collateral Agency Agreement as of the date thereof.

2.           Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Agency Agreement will apply with like effect to this Collateral Agency Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency Joinder to be executed by their respective officers or representatives as of _________________, 20____.

[________________________________]

By:
Name:
Title:

The Collateral Agent hereby acknowledges receipt of this Collateral Agency Joinder and agrees to act as Collateral Agent with respect to the Collateral pledged by the new Grantor:

[________________________________]

By:
Name:
Title: